Exhibit 99.1

PHILLIPS-VAN HEUSEN CORPORATION

200 MADISON AVENUE

NEW YORK, N.Y. 10016

FOR IMMEDIATE RELEASE:

July 5, 2005

Contact:

Michael Shaffer

Executive Vice President, Finance

(212) 381-3523

www.pvh.com

Phillips-Van Heusen Corporation

 Updates Revenues and Earnings Guidance

New York, New York - Phillips-Van Heusen Corporation [NYSE: PVH] today announced it is updating its second quarter and full year 2005 revenues and earnings guidance.

Revenues for the full year 2005 are estimated to be in the range of $1.81 billion to $1.83 billion,  an increase of 10% to 11% over last year.  For the second quarter of 2005, revenues are estimated to be in the range of $430 million to $435 million, an increase of 14% to 16% over last year’s second quarter.  Including the effects of the secondary common stock offering being announced by the Company today and the costs specifically related to the offering, diluted earnings per share in 2005 is estimated to be in the range of $1.53 to $1.58 for the year and $0.17 to $0.18 for the quarter.  Excluding the effects of the secondary common stock offering and the costs specifically related to the offering, diluted earnings per share in 2005 is estimated to be in the range of $1.70 to $1.75 for the year and $0.40 to $0.41 for the quarter.

The Company believes that if current trends in its business were to continue, it would exceed the revised 2005 second quarter estimates.  In addition, although the Company has not raised its earnings estimates for the second half of the year, it continues to believe that if the current trends in its business were to continue into the third and fourth quarters, it would also exceed its estimates for the second half of the year.

The above is summarized in the following table.

2005 REVENUES AND EARNINGS GUIDANCE

Current Guidance
Assuming Offering
	Previous Guidance	Current Guidance	and Costs Specifically Related to the Offering

FULL YEAR 2005
Revenues	$1.80 billion - $1.82 billion	$1.81 billion - $1.83 billion	$1.81 billion - $1.83 billion
Increase from Prior Year	10% - 11%	10% - 11%	10% - 11%

Diluted Earnings Per Share	$1.68 - $1.73	$1.70 - $1.75	$1.53 - $1.58

Per Share Effect of Offering and Costs Specifically Related to the Offering	n/a	n/a	$0.17

Diluted EPS, Excluding Effect of Offering and Costs Specifically Related to the Offering	n/a	n/a	$1.70 - $1.75

Preferred Stock Dividends	$21.1 million	$21.1 million	$15.8 million

SECOND QUARTER 2005
Revenues	$420 million - $425 million	$430 million - $435 million	$430 million - $435 million
Increase from Prior Year	12% - 13%	14% - 16%	14% - 16%

Diluted Earnings Per Share	$0.38 - $0.39	$0.40 - $0.41	$0.17 - $0.18

Per Share Effect of Offering and Costs Specifically Related to the Offering	n/a	n/a	$0.23

Diluted EPS, Excluding Effect of Offering and Costs Specifically Related to the Offering	n/a	n/a	$0.40 - $0.41

Preferred Stock Dividends	$5.3 million	$5.3 million	$3.5 million

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release, including, without limitation, statements relating to the Company's future revenues and earnings, plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) the Company's plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the levels of sales of the Company's apparel and footwear products, both to its wholesale customers and in its retail stores, and the levels of sales of the Company's licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company's licensors and other factors; (iii) the Company's plans and results of operations will be affected by the Company's ability to manage its growth and inventory, including the Company's ability to realize revenue growth from developing and growing Calvin Klein; (iv) the Company's operations and results could be affected by quota restrictions (which, among other things, could limit the Company's ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials (particularly petroleum-based synthetic fabrics, which are currently in high demand), the Company's ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company's products can best be produced), and civil conflict, war or terrorist acts, the threat of any of the foregoing or political and labor instability in the United States or any of the countries where the Company's products are or are planned to be produced; (v) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas; (vi) acquisitions and issues arising with acquisitions and proposed transactions, including without limitation, the ability to integrate an acquired entity into the Company with no substantial adverse affect on the acquired entity's or the Company's existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (vii) the failure of the Company's licensees to market successfully licensed products or to preserve the value of the Company's brands, or their misuse of the Company's brands and (viii) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.

This press release includes certain non-GAAP financial measures, as defined under SEC rules.  A reconciliation of these measures is included in the financial information later in this release, as well as in the Company's Current Report on Form 8-K furnished to the SEC in connection with this release, which is available on the Company’s website at  www.pvh.com.

The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenues or earnings, whether as a result of the receipt of new information, future events or otherwise.

Set forth below is the Company's reconciliation of GAAP diluted earnings per share to diluted earnings per  share excluding the effects of the common stock offering and costs specifically related to the offering.  The Company is reconciling these amounts using the point nearest to the midpoint of the range provided.  It is not possible to provide a reconciliation for the entire range without unreasonable effort due to the number of elements which comprise diluted earnings per share, including net income, preferred dividends and shares outstanding, each of which is subject to a range of estimates.

(In thousands, except per share data)

EPS Full Year 2005	GAAP	Adjustments		Adjusted
	Earnings			Earnings

Net income	$ 94,937	-		$ 94,937

Less:
Inducement payment, offering costs and preferred dividends on converted redeemable preferred stock	13,959	$ (13,959)	(1)	-

Net income available to common stockholders for diluted earnings per share	$ 80,978	$ 13,959		$ 94,937

Shares outstanding:
Weighted average common shares outstanding
for basic net income per common share	37,482	-		37,482
Impact of dilutive employee stock options	1,976	-		1,976
Impact of convertible redeemable preferred stock	12,524	-		12,524
Impact of converted redeemable preferred stock	-	2,895	(2)	2,895
Total shares outstanding for calculation	51,982	2,895		54,877

Diluted earnings per share	$ 1.56			$ 1.73

(1)

Elimination of the induced conversion payment, offering costs and dividends on convertible redeemable preferred stock that is being converted to common stock in connection with the secondary offering of common stock by the Apax affiliates.

(2)

Adjustment to reflect convertible redeemable preferred stock that is being converted to common stock as if such conversion occurred as of the beginning of the fiscal year.

EPS 2nd Quarter 2005	GAAP	Adjustments		Adjusted
	Earnings			Earnings

Net income	$ 21,922	-		$ 21,922

Less:
Inducement payment, offering costs and preferred dividends on convertible redeemable preferred stock	15,673	$ (15,673)	(1)	-

Net income available to common stockholders for diluted earnings per share	$ 6,249	$ 15,673		$ 21,922

Shares outstanding:
Weighted average common shares outstanding
for basic net income per common share	35,089	-		35,089
Impact of dilutive employee stock options	2,000	-		2,000
Impact of convertible redeemable preferred stock	-	12,524	(2)	12,524
Impact of converted redeemable preferred stock	-	5,193	(3)	5,193
Total shares outstanding for calculation	37,089	17,717		54,806

Diluted earnings per share	$ 0.17			$ 0.40

(1)

Elimination of induced conversion payment, offering costs and dividends on convertible redeemable preferred stock that is not being converted to common stock in connection with the secondary offering of common stock by the Apax affiliates.

(2)

Adjustment to reflect convertible redeemable preferred stock that is not being converted to common stock as if it was outstanding as of the beginning of the fiscal quarter.

(3)

Adjustment to reflect convertible redeemable preferred stock that is being converted to common stock in connection with the secondary offering of common stock by the Apax affiliates as if such conversion occurred as of the beginning of the fiscal quarter.